UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 09, 2023

Preformed Line Products Company

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-31164	34-0676895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive
Mayfield Village, Ohio		44143
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 440 461-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.00 per share	PLPC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM.5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFICERS.

On May 9, 2023, the Board of Directors of Preformed Line Products Company (the “Company”) announced that J. Ryan Ruhlman has been elected as President of the Company. Robert G. Ruhlman, Chairman of the Board and CEO, held the President title from 1995 to 2023. This appointment will take effect on May 9, 2023.

Mr. Ryan Ruhlman, age 40, has been employed by the Company since January 2002 and has worked in various roles in Research and Engineering, Manufacturing, and International Operations. He was promoted, in December 2015, to Vice President, Marketing and Business Development where he was responsible for Special Industries, Distribution and Transmission Markets, as well as Marketing Communications. Prior to that, he was promoted to Director, Marketing and Business Development in January 2015, which included responsibilities for Special Industries, Distribution and Transmission Markets, as well as Marketing Communications. As President, Mr. Ryan Ruhlman’s responsibilities shall expand to include the responsibility for the America region, as well as Corporate Human Resources, and consolidating the Company’s Global Business Development team.

There are no arrangements or understandings between Mr. Ryan Ruhlman and any other person pursuant to which Mr. Ryan Ruhlman was appointed to serve as President of the Company. Mr. Ryan Ruhlman currently does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At this time, the Company does not have any written employment agreements or other formal compensation agreements with Mr. Ryan Ruhlman.

Mr. Ryan Ruhlman has been a director of the Company since 2016 and is the great-grandson of the founder and the son of the Chairman of the Board, CEO and former President, Robert G. Ruhlman and brother to Maegan A. R. Cross, a director of the Company.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 9, 2023, the Company held its annual meeting of shareholders at its principal executive offices in Mayfield Village, Ohio. At the meeting, the shareholders voted on several proposals as described in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed by the Company with the Securities and Exchange Commission on March 24, 2023 (the “Proxy Statement”). The results of the proposals stated in the Proxy Statement are as follows:

Proposal No. 1: Election of Directors. The shareholders voted to re-elect certain persons to the Board of Directors for a term expiring at the 2025 annual meeting of the shareholders. The individuals listed below were elected to the Company’s Board of Directors, each to hold office until the designated annual meeting or until his or her successor is elected and qualified, or until his or her earlier resignation. The table below indicates the votes for, votes withheld, abstentions and broker non-votes for the election of the four director nominees.

	Term Expiring	Votes For	Votes Withheld/ Abstentions	Broker Non-Votes
Maegan A. R. Cross	2025	3,100,084	1,072,015	369,689
Matthew D. Frymier	2025	3,922,506	249,593	369,689
Richard R. Gascoigne	2025	3,629,761	542,338	369,689
Robert G. Ruhlman	2025	3,110,363	1,061,736	369,689

Proposal No. 2: Advisory Vote on Executive Compensation. The shareholders voted to approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement.

The table below indicates the votes for, votes against, abstentions and broker non-votes.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	4,037,288	93,749	41,062	369,689

Proposal No. 3: Advisory Vote on Frequency of Voting on Executive Compensation. The shareholders voted to approve, on a non-binding advisory basis, the frequency of the shareholder vote to approve the compensation of the Company’s Named Executive Officers as described in the Proxy Statement (the “Say-on-frequency Proposal”). The table below indicates the votes regarding the frequency (annually, every other year or every three years), abstentions and broker non-votes.

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Advisory Vote on Frequency of Voting on Executive Compensation	1,253,902	23,113	2,867,318	27,766	369,689

In light of the voting results with respect to the shareholders’ advisory vote on the Say-on-frequency Proposal, and in accordance with the recommendation of the Company’s Board of Directors, the Company will hold future advisory votes on the compensation of the Company’s Named Executive Officers every three years until the next shareholder advisory vote on the Say-on-frequency Proposal.

Proposal No. 4: Ratification of Appointment of Ernst & Young LLP. The shareholders voted to approve the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, as described in the Proxy Statement. The table below indicates the votes for, votes against, abstentions and broker non-votes.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Ernst & Young LLP	4,526,866	14,024	898	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

_/s/ Caroline S. Vaccariello_______________

Caroline S. Vaccariello, General Counsel &

Corporate Secretary

DATED: May 11, 2023